UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2006

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2006, PHH Mortgage Corporation (“PHH Mortgage”), a wholly-owned subsidiary of PHH Corporation (“PHH”, “Company”, “we” or “us”), amended its committed mortgage repurchase facility (the “Facility”) by executing the Fifth Amended and Restated Master Repurchase Agreement (the “Repurchase Agreement”) and the Servicing Agreement (together with the Repurchase Agreement, the “Amended Agreements”), each dated as of October 30, 2006 and among Sheffield Receivables Corporation, as conduit principal, Barclays Bank PLC, as administrative agent, PHH Mortgage, as seller and servicer, and the Company, as guarantor. The Facility is used to finance mortgage loans held for sale by PHH Mortgage.

The Amended Agreements increase the capacity of the Facility from $500 million to $750 million, expand the eligibility of underlying mortgage loan collateral, and modify certain other covenants and terms. In addition, the Facility has been modified to conform to the revised bankruptcy remoteness rules with regard to repurchase facilities adopted by the Internal Revenue Service in October 2005. The Facility has a one-year term expiring on October 29, 2007 that is renewable on an annual basis, subject to agreement by the parties. The assets collateralizing this Facility are not available to pay the Company’s general obligations. The foregoing description of the Amended Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (the “Form 8-K”) and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2006, we announced certain key operating metrics for the three months and nine months ended September 30, 2006 and liquidity information as of September 30, 2006. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except to the extent, if any, expressly set forth in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Form 8-K relating to the Amended Agreements is incorporated herein by reference.

Item 2.06. Material Impairments

The information regarding (i) the recording of the goodwill impairment as a result of the Spin-Off of PHH from Cendant Corporation (“Cendant”), now known as Avis Budget Group Inc., on February 1, 2005, and (ii) the recording of a valuation allowance against deferred tax assets relating to net operating loss carryforwards provided below pursuant to Item 8.01, Other Events is incorporated by reference in response to this Item.

Item 8.01. Other Events.

On March 1, 2006, March 17, 2006, May 11, 2006, June 12, 2006, July 21, 2006, August 16, 2006, September 26, 2006 and September 28, 2006, we filed Current Reports on Form 8−K (collectively, the “Form 8-Ks”) with the Securities and Exchange Commission (“SEC”) indicating that we would not meet the SEC deadline to file our Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) because we had not yet finalized our financial statements for the quarter and the year ended December 31, 2005 and the audit of our 2005 financial statements was and is ongoing.  We expect to file the 2005 Form 10-K by mid-November 2006.  We also previously disclosed that the filing of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 (the “2006 Form 10-Qs”) would be delayed beyond their respective SEC filing deadlines.  We are unable at this time to provide an expected date for the filing of our 2006 Form 10-Qs.

As previously disclosed in our Current Report on Form 8-K filed on July 21, 2006, the Audit Committee of our Board of Directors concluded on July 17, 2006 that our audited financial statements for the years ended December 31, 2001, 2002, 2003 and 2004 and our unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the “Prior Financial Statements”) and the related reports of our independent registered public accounting firm should no longer be relied upon because of errors in the Prior Financial Statements. At that time, we determined that the correction of these errors was material and would require the restatement of certain of our Prior Financial Statements. The restatement adjustments will correct certain historical accounting policies to conform those policies to accounting principles generally accepted in the U.S. (“GAAP”) and correct errors made in the application of GAAP, including but not limited to errors described in the Form 8-Ks and in this Form 8-K.

We have determined that we will restate our audited financial statements and related disclosures for the years ended December 31, 2003 and 2004 in our 2005 Form 10-K. Certain restatement adjustments affecting our audited annual financial statements for periods prior to December 31, 2003, will also be reflected in the Selected Consolidated Financial Data appearing in the 2005 Form 10-K. Certain restatement adjustments also affect our unaudited quarterly financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 previously filed in our Quarterly Reports on Form 10-Q. Such restatement adjustments will similarly be reflected in the Selected Unaudited Quarterly Financial Data appearing in our 2005 Form 10-K and, with respect to the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, will be reflected in our 2006 Form 10-Qs, which we plan to file subsequent to the filing of the 2005 Form 10-K.

As part of this determination, we have concluded that we will not amend our previously-filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q for the periods affected by the restatement adjustments, and accordingly the financial statements, related financial information and the reports of our independent registered public accounting firm contained in such reports should not be relied upon even after we file our 2005 Form 10-K and our 2006 Form 10-Qs. All restatement adjustments impacting our previously-filed Annual Reports on Form 10-K will be reflected in our 2005 Form 10-K. All restatement adjustments impacting our previously-filed Quarterly Reports on Form 10-Q for fiscal quarters in 2005 will be reflected in our 2006 Form 10-Qs. We have discussed the aforementioned restatement matters with the Audit Committee of our Board of Directors and Deloitte & Touche LLP, our independent registered public accounting firm.

As previously disclosed in the Form 8-Ks, we are evaluating accounting matters regarding transactions surrounding the Spin-Off and certain other matters not related to the Spin-Off. We have concluded our evaluation of the following accounting matters:

•
We have reevaluated our conclusion regarding the appropriateness of certain Spin-Off deferred tax assets relating to net operating loss carryforwards (“NOLs”) initially allocated to us as of the date of the Spin-Off. On October 27, 2006, the Audit Committee of our Board of Directors, after consultation with and review of the conclusions of management, determined that $15 million of NOLs was no longer allocable to us and will be written-off through a reduction in shareholder's equity in the fourth quarter of 2005. We expect to utilize $9 million of the NOLs previously allocated to us in our 2005 tax returns but we may need to write off these NOLs to shareholder’s equity, subject to the final allocation of NOLs from Cendant, which is expected to occur in the fourth quarter of 2006.

•
We have determined that we will need to correct the timing of revenue recognition prior to the adoption of FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”) related to loan sales from PHH Mortgage Corporation, our wholly-owned subsidiary, to Bishops Gate Residential Mortgage Trust (“Bishop’s Gate”), a special purpose entity consolidated upon the adoption of FIN 46. Prior to the date of adoption of FIN 46 on July 1, 2003 and the related consolidation of Bishop’s Gate, we recorded loan sales to Bishop’s Gate at the time of the sale; however, the gain on sale was deferred until the loans were sold by Bishop’s Gate to third party investors. The restatement will recognize the gain on sale at the time of sale to Bishop’s Gate for the periods prior to Bishop’s Gate’s consolidation in 2003. The impact of the restatement will be an increase in pre-tax income of $17 million in years prior to 2001, a decrease in pre-tax income of $1 million in 2001, and increases in pre-tax income of $28 million in 2002 and $16 million in 2003. The restatement also reduces pre-tax income by $60 million in 2003 through the adjustment for the cumulative effect of adoption of FIN 46. There is no impact to our shareholder’s equity for periods after December 31, 2003 as a result of this restatement.

•
We have completed our evaluation of the need for reserves and valuation allowances for tax contingencies for 2005 and have established a provision of $15 million, which will be reflected as a charge to net income in the fourth quarter of 2005.

We continue to evaluate the goodwill impairment recorded in the first quarter of 2005. On October 27, 2006, the Audit Committee of our Board of Directors, after consultation with and review of the conclusions of management, determined that the amount of goodwill allocated to us as part of Cendant’s 2001 acquisition of Avis Group Holdings, Inc. was improper and will need to be reduced. We also determined that substantially all of the allocated goodwill was impaired prior to 2005. We are continuing to evaluate what portion of the goodwill impairment should properly have been recorded in periods prior to 2005.

Because the preparation of our financial statements continues, certain of the accounting matters identified at this stage as well as the potential impact of certain of these matters on our financial statements have not yet been finalized and are subject to change. As we continue the process of evaluating the accounting issues identified in the Form 8-Ks and completing the preparation of our financial statements, additional material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of our financial statements for prior periods or prior fiscal years beyond those we have disclosed.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

Exhibit 10.1
Fifth Amended and Restated Master Repurchase Agreement, dated as of October 30, 2006, among Sheffield Receivables Corporation, as conduit principal, Barclays Bank PLC, as administrative agent, PHH Mortgage Corporation, as seller, and the PHH Corporation, as guarantor.*

Exhibit 10.2	Servicing Agreement, dated as of October 30, 2006, among Barclays Bank PLC, as administrative agent, PHH Mortgage Corporation, as seller and servicer, and the PHH Corporation, as guarantor.

Exhibit 99.1	Press Release dated October 30, 2006 issued by PHH Corporation.**

*  Confidential treatment has been requested for certain portions of Exhibit 10.1 pursuant to Rule 24b-2 of the Exchange Act, which portions have been omitted and filed separately with the SEC.

** The information disclosed in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except to the extent, if any, expressly set forth in such filing.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. For example, the statement that we expect to file our 2005 Form 10-K on or before mid-November 2006 and our statement of expectations regarding NOLs are forward-looking statements.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Clair M. Raubenstine
Name: Clair M. Raubenstine
Title: Executive Vice President and Chief Financial Officer

Dated: October 30, 2006